UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2025

ADC Therapeutics SA
(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-39071 (Commission File Number)	N/A (IRS Employer Identification Number)

Biopôle Route de la Corniche 3B 1066 Epalinges Switzerland (Address of Principal Executive Offices) (Zip Code)	+41 21 653 02 00 (Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, par value CHF 0.08 per share	ADCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 C.F.R. § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 C.F.R. § 240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On June 11, 2025, ADC Therapeutics SA (the “Company”) entered into securities purchase agreements for the sale of its equity securities to certain institutional investors in a $100 million private placement. In the private placement, the Company will sell 13,031,161 common shares at $3.53 per share, which is the last reported sale price of the common shares on the New York Stock Exchange on June 11, 2025, and pre-funded warrants to purchase 15,734,267 common shares at $3.432 per pre-funded warrant, which is the price per common share in the private placement minus the exercise price per pre-funded warrant. The private placement is expected to close on June 16, 2025, subject to customary closing conditions.

The purchase agreements provide certain registration rights, pursuant to which the Company has agreed to file a registration statement within 30 business days to register the resale of the common shares sold in the private placement and the common shares issuable upon exercise of the pre-funded warrants sold in the private placement.

The private placement is exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act in that the private placement is between an issuer and sophisticated investors not involving any public offering. The Company is relying on this exemption from registration based in part on representations made in the purchase agreements for the private placement, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

The pre-funded warrants are exercisable at any time after their original issuance until the tenth anniversary of their original issuance. At any time during the last 90 days of the term, the holder may exchange the pre-funded warrant for, and the Company will issue, a new pre-funded warrant for the number of common shares then remaining under the pre-funded warrant. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part (but not for less than a common share) by delivering to the Company a duly executed exercise notice and by payment of the aggregate exercise price; provided that any exercise of the pre-funded warrants must be for at least 50,000 common shares (or, if less, the remaining common shares available for purchase under the pre-funded warrants). A holder will not be entitled to exercise any portion of any pre-funded warrants that, upon giving effect to such exercise, would cause the aggregate number of the Company’s common shares beneficially owned by the holder (together with its affiliates and certain attribution parties) to exceed 9.99% (or, 61 days after a written notice from such holder, any other percentage not in excess of 19.99%) of the number of the Company’s common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. The exercise price per common share purchasable upon the exercise of the pre-funded warrants is CHF 0.08 per share, subject to customary adjustments. In lieu of making cash payment of the aggregate exercise price, a holder may elect to exercise the pre-funded warrants on a cashless basis. However, if the Company, at the time of receipt of an exercise notice electing cashless exercise, (i) does not, or has reason to believe that the Company does not, have a sufficient amount of freely distributable equity to fund the nominal value of the number of common shares the Company would be required to deliver upon such cashless exercise, and (ii) (x) holds common shares representing more than 2% of its share capital registered in the commercial register at that time (the “Minimum Stock”) in treasury, then the Company will not be obligated to (but may) deliver more than such number of common shares to the holder as exceeds the Minimum Stock or (y) holds up to the Minimum Stock in treasury, then the Company will not be obligated to deliver any common shares to the holder. The exercise notice will be deemed to be null and void to the extent the holder receives fewer common shares than to which such exercise notice relates. In the event of (i) a sale, lease or other transfer of all or substantially all of the Company’s assets, (ii) a merger or consolidation involving the Company in which the Company is not the surviving entity or in which the Company’s outstanding share capital is converted into or exchanged for shares of capital stock or other securities or property of another entity, or (iii) any sale by holders of the Company’s outstanding voting equity securities in a single transaction or series of related transactions of shares constituting a majority of the Company’s outstanding combined voting power, and (x) if the consideration received by the Company’s shareholders consists solely of cash and/or marketable securities, then holders of the pre-funded warrants will be deemed to have exercised their pre-funded warrants (without regard to the exercise limitations described above) immediately prior to the closing date of such transaction or (y) if the consideration received by the Company’s shareholders does not consist solely of cash and/or marketable securities, then the Company will cause the successor or surviving entity to assume the pre-funded warrants. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without the Company’s consent. The pre-funded warrants are governed by the laws of Switzerland. The foregoing description of the pre-funded warrants does not purport to be complete and is qualified in its entirety by reference to the form of pre-funded warrant, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 2.05  Costs Associated with Exit or Disposal Activities.

On June 11, 2025, the Board of Directors of the Company approved a strategic reprioritization and restructuring plan (the “Restructuring”) to focus resources on ZYNLONTA® (loncastuximab tesirine-lpyl) expansion opportunities and the advancement of its preclinical exatecan-based ADC targeting prostate-specific membrane antigen (PSMA). The Company will discontinue early development efforts for the remaining preclinical programs in solid tumors. In connection with the Restructuring, the Company plans to shut down its U.K. research and development facility and reduce its global workforce across functions by approximately 30%, which is expected to be substantially completed by September 30, 2025. The Company estimates that it will incur one-time pre-tax restructuring charges of approximately $6 million to $7 million for employee severance, benefits and related termination costs, the majority of which the Company expects to be recognized in the second quarter of 2025.

The estimated charges that the Company expects to incur, and the timing thereof, are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Restructuring.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Form of securities purchase agreement
10.2	Form of pre-funded warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Therapeutics SA
Date: June 12, 2025
	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Chief Legal Officer